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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 4, 2007, with respect to the consolidated financial statements of Institutional Shareholder Services Holdings, Inc. included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-146167) and related Prospectus of RiskMetrics Group, Inc. for the registration of 16,100,000 shares of its common stock.

/s/ Ernst & Young LLP

McLean, Virginia
January 23, 2008

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CONSENT OF INDEPENDENT AUDITORS